                                                                    Exhibit 4.1


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                               METALLURG HOLDINGS, INC.



                    12.75% Senior Discount Notes due 2008





                              -------------------------


                                      INDENTURE



                              Dated as of July 13, 1998


                              -------------------------

                       UNITED STATES TRUST COMPANY OF NEW YORK

                                       Trustee



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


                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                 ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . .1
          SECTION 1.02.  Other Definitions . . . . . . . . . . . . . . . . . 24
          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act . 24
          SECTION 1.04.  Rules of Construction . . . . . . . . . . . . . . . 25

                               ARTICLE 2 THE SECURITIES

          SECTION 2.01.  Amount of Securities. . . . . . . . . . . . . . . . 25
          SECTION 2.02.  Form and Dating . . . . . . . . . . . . . . . . . . 26
          SECTION 2.03.  Execution and Authentication. . . . . . . . . . . . 26
          SECTION 2.04.  Registrar and Paying Agent. . . . . . . . . . . . . 27
          SECTION 2.05.  Paying Agent To Hold Money in Trust . . . . . . . . 27
          SECTION 2.06.  Securityholder Lists. . . . . . . . . . . . . . . . 28
          SECTION 2.07.  Replacement Securities. . . . . . . . . . . . . . . 28
          SECTION 2.08.  Outstanding Securities. . . . . . . . . . . . . . . 28
          SECTION 2.09.  Temporary Securities. . . . . . . . . . . . . . . . 29
          SECTION 2.10.  Cancellation. . . . . . . . . . . . . . . . . . . . 29
          SECTION 2.11.  Defaulted Interest. . . . . . . . . . . . . . . . . 29
          SECTION 2.12.  CUSIP Numbers . . . . . . . . . . . . . . . . . . . 29

                                 ARTICLE 3 REDEMPTION

          SECTION 3.01.  Notices to Trustee. . . . . . . . . . . . . . . . . 30
          SECTION 3.02.  Selection of Securities To Be Redeemed. . . . . . . 30
          SECTION 3.03.  Notice of Redemption. . . . . . . . . . . . . . . . 30
          SECTION 3.04.  Effect of Notice of Redemption. . . . . . . . . . . 31
          SECTION 3.05.  Deposit of Redemption Price . . . . . . . . . . . . 31
          SECTION 3.06.  Securities Redeemed in Part . . . . . . . . . . . . 31
                                 ARTICLE 4 COVENANTS

          SECTION 4.01.  Payment of Securities . . . . . . . . . . . . . . . 32
          SECTION 4.02.  SEC Reports . . . . . . . . . . . . . . . . . . . . 32
          SECTION 4.03.  Limitation on Debt. . . . . . . . . . . . . . . . . 32
          SECTION 4.04.  Limitation on Restricted Payments . . . . . . . . . 33
          SECTION 4.05.  Limitation on Restrictions on Distributions from
                         Restricted Subsidiaries . . . . . . . . . . . . . . 35


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


          SECTION 4.06.  Limitation on Asset Sales . . . . . . . . . . . . .  36
          SECTION 4.07.  Limitation on Transactions with Affiliates. . . . .  38
          SECTION 4.08.  Change of Control . . . . . . . . . . . . . . . . .  39
          SECTION 4.09.  Compliance Certificate. . . . . . . . . . . . . . .  41
          SECTION 4.10.  Further Instruments and Acts. . . . . . . . . . . .  41
          SECTION 4.11.  Limitation on Liens . . . . . . . . . . . . . . . .  41
          SECTION 4.12.  Limitation on Sale and Leaseback Transactions . . .  41
          SECTION 4.13.  Limitation on Status as Investment Company. . . . .  42
          SECTION 4.14.  Designation of Restricted and Unrestricted
                         Subsidiaries. . . . . . . . . . . . . . . . . . . .  42
          SECTION 4.15.  Limitation on Lines of Business . . . . . . . . . .  43

                             ARTICLE 5 SUCCESSOR COMPANY

          SECTION 5.01.  When Company May Merge or Transfer Assets . . . . .  43

                           ARTICLE 6 DEFAULTS AND REMEDIES

          SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . .  44
          SECTION 6.02.  Acceleration. . . . . . . . . . . . . . . . . . . .  46
          SECTION 6.03.  Other Remedies. . . . . . . . . . . . . . . . . . .  46
          SECTION 6.04.  Waiver of Past Defaults . . . . . . . . . . . . . .  46
          SECTION 6.05.  Control by Majority . . . . . . . . . . . . . . . .  46
          SECTION 6.06.  Limitation on Suits . . . . . . . . . . . . . . . .  47
          SECTION 6.07.  Rights of Holders to Receive Payment. . . . . . . .  47
          SECTION 6.08.  Collection Suit by Trustee. . . . . . . . . . . . .  47
          SECTION 6.09.  Trustee May File Proofs of Claim. . . . . . . . . .  48
          SECTION 6.10.  Priorities. . . . . . . . . . . . . . . . . . . . .  48
          SECTION 6.11.  Undertaking for Costs . . . . . . . . . . . . . . .  48
          SECTION 6.12.  Waiver of Stay or Extension Laws. . . . . . . . . .  49

                                  ARTICLE 7 TRUSTEE

          SECTION 7.01.  Duties of Trustee . . . . . . . . . . . . . . . . .  49
          SECTION 7.02.  Rights of Trustee . . . . . . . . . . . . . . . . .  50
          SECTION 7.03.  Individual Rights of Trustee. . . . . . . . . . . .  51
          SECTION 7.04.  Trustee's Disclaimer. . . . . . . . . . . . . . . .  51
          SECTION 7.05.  Notice of Defaults. . . . . . . . . . . . . . . . .  51
          SECTION 7.06.  Reports by Trustee to Holders . . . . . . . . . . .  51
          SECTION 7.07.  Compensation and Indemnity. . . . . . . . . . . . .  52
          SECTION 7.08.  Replacement of Trustee. . . . . . . . . . . . . . .  53
          SECTION 7.09.  Successor Trustee by Merger . . . . . . . . . . . .  53
          SECTION 7.10.  Eligibility; Disqualification . . . . . . . . . . .  54
          SECTION 7.11.  Preferential Collection of Claims Against Company .  54

                     ARTICLE 8 DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01.  Discharge of Liability on Securities; Defeasance. . 54
          SECTION 8.02.  Conditions to Defeasance. . . . . . . . . . . . . . 55
          SECTION 8.03.  Application of Trust Money. . . . . . . . . . . . . 56
          SECTION 8.04.  Repayment to Company. . . . . . . . . . . . . . . . 56
          SECTION 8.05.  Indemnity for U.S. Government Obligations . . . . . 57
          SECTION 8.06.  Reinstatement . . . . . . . . . . . . . . . . . . . 57

                                 ARTICLE 9 AMENDMENTS

          SECTION 9.01.  Without Consent of Holders. . . . . . . . . . . . . 57
          SECTION 9.02.  With Consent of Holders . . . . . . . . . . . . . . 58
          SECTION 9.03.  Compliance with Trust Indenture Act . . . . . . . . 59
          SECTION 9.04.  Revocation and Effect of Consents and Waivers . . . 59
          SECTION 9.05.  Notation on or Exchange of Securities . . . . . . . 60
          SECTION 9.06.  Trustee To Sign Amendments. . . . . . . . . . . . . 60
          SECTION 9.07.  Payment for Consent . . . . . . . . . . . . . . . . 60

                                 ARTICLE 10 SECURITY

          SECTION 10.01.  Security Interest. . . . . . . . . . . . . . . . . 60
          SECTION 10.02.  Recording; Opinions of Counsel . . . . . . . . . . 61
          SECTION 10.03.  Disposition of Certain Collateral. . . . . . . . . 62
          SECTION 10.04.  Certain Releases of Collateral . . . . . . . . . . 62
          SECTION 10.05.  Payment of Expenses. . . . . . . . . . . . . . . . 63
          SECTION 10.06.  Suits to Protect the Collateral. . . . . . . . . . 63
          SECTION 10.07.  Trustee's Duties . . . . . . . . . . . . . . . . . 63

                               ARTICLE 11 MISCELLANEOUS

          SECTION 11.01.  Trust Indenture Act Controls . . . . . . . . . . . 64
          SECTION 11.02.  Notices. . . . . . . . . . . . . . . . . . . . . . 64
          SECTION 11.03.  Communication by Holders with Other Holders. . . . 65
          SECTION 11.04.  Certificate and Opinion as to Conditions Precedent 65
          SECTION 11.05.  Statements Required in Certificate or Opinion. . . 65
          SECTION 11.06.  When Securities Disregarded. . . . . . . . . . . . 65
          SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar . . . 66
          SECTION 11.08.  Legal Holidays . . . . . . . . . . . . . . . . . . 66
          SECTION 11.09.  Governing Law. . . . . . . . . . . . . . . . . . . 66
          SECTION 11.10.  No Recourse Against Others . . . . . . . . . . . . 66
          SECTION 11.11.  Successors . . . . . . . . . . . . . . . . . . . . 66
          SECTION 11.12.  Multiple Originals . . . . . . . . . . . . . . . . 66
          SECTION 11.13.  Table of Contents; Headings. . . . . . . . . . . . 66

Appendix A  -  Provisions Relating to Initial Securities, Private Exchange
               Securities and Exchange Securities

Exhibit 1 to Appendix A  -    Form of Initial Security

Exhibit A   -  Form of Exchange Security and Private Exchange Security

Exhibit B   -    Form of Collateral Pledge Agreement

                                CROSS-REFERENCE TABLE
 TIA                                                                   Indenture
Section                                                                Section
-------                                                               ---------

310(a)(1)                                                                   7.10
   (a)(2)                                                                   7.10
   (a)(3)                                                                   N.A.
   (a)(4)                                                                   N.A.
   (b)                                                                7.08; 7.10
   (c)                                                                      N.A.
311(a)                                                                      7.11
   (b)                                                                      7.11
   (c)                                                                      N.A.
312(a)                                                                      2.06
   (b)                                                                     10.03
   (c) 10.03
313(a)                                                                      7.06
   (b)(1)                                                                   N.A.
   (b)(2)                                                                   7.06
   (c)                                                                     10.02
   (d)                                                                      7.06
314(a)                                                               4.02; 10.02
   (b)                                                                      N.A.
   (c)(1)                                                                  10.04
   (c)(2)                                                                  10.04
   (c)(3)                                                                   N.A.
   (d)                                                                      N.A.
   (e)                                                                     10.05
   (f)                                                                      N.A.
315(a)                                                                      7.01
   (b)                                                               7.05; 10.02
   (c)                                                                      7.01
   (d)                                                                      7.01
   (e)                                                                      6.11
316(a)(last sentence)                                                      10.06
   (a)(1)(A)                                                                6.05
   (a)(1)(B)                                                                6.04
   (a)(2)                                                                   N.A.
   (b)                                                                      6.07
317(a)(1)                                                                   6.08
   (a)(2)                                                                   6.09
   (b)                                                                      2.05
318(a)                                                                     10.01

           N.A. means Not Applicable.

-------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                    INDENTURE dated as of July 13, 1998, between METALLURG
               HOLDINGS, INC., a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Trustee").

          Each party agrees as follows for the benefit of each of the other parties and for the equal and ratable benefit of the Holders of the Company's 12.75% Senior Discount Notes Due 2008 (the "Initial Securities") and, if and when issued pursuant to a registered exchange offer for the Initial Securities, the Company's 12.75% Senior Discount Exchange Notes Due 2008 (the "Exchange Securities") and, if and when issued pursuant to a Private Exchange for the Initial Securities, the Company's 12.75% Senior Discount Private Exchange Notes due 2008 (the "Private Exchange Securities," and together with the Initial Securities and the Exchange Securities, the "Securities").

                                      ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1    DEFINITIONS.

          "Accreted Value" means, as of any date of determination prior to July 15, 2003, the sum of (a) the initial offering price of each Security and (b) the portion of the excess of the principal amount of each Security over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 12.75% per annum of the initial offering price of the Initial Securities, compounded semi-annually on each January 15 and July 15, commencing January 15, 1999, from the date of issuance of the Initial Securities through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

          "ADDITIONAL ASSETS" means (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; (b) the costs of improving or developing any Property owned by the Company or a Restricted Subsidiary which is used in a Related Business; or (c) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than an Affiliate of the Company; PROVIDED, HOWEVER, that, in the case of clause (c), such Restricted Subsidiary is primarily engaged in a Related Business.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants contained in Section 4.06, Section 4.07 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "AGENT MEMBER" means any member of, or participant in, the Depositary.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

          "ASSET SALE" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) (other than the grant of a security interest) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above, (i) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) for purposes of Section 4.06 only, any disposition that constitutes a Permitted Investment or Restricted Payment permitted by
Section 4.04, (iii) any disposition effected in compliance with Section 5.01(a),
(iv) any disposition of Property or equipment that has become obsolete or otherwise unsuitable for use in connection with the business of the Company or such Restricted Subsidiary or (v) any disposition or series of related dispositions of assets having a Fair Market Value and sale price of less than $500,000).

          "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation" and (b) in all other instances, the present value (discounted at the interest rate borne by the Securities (whether or not cash interest is then accruing), compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

          "AVERAGE LIFE" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "BOARD RESOLUTION" means, with respect to the Company, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means each day which is not a Legal Holiday.

          "CAPITAL LEASE OBLIGATIONS" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of
Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

          "CAPITAL STOCK" means, with respect to any Person, any shares or other equivalents (however designated) of corporate stock, partnership interests, membership interests in limited liability companies or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

          "CAPITAL STOCK SALE PROCEEDS" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees) by the Company of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "CEDEL" means Cedel Bank, S.A., or any successor securities clearing agency.

          "CHANGE OF CONTROL" means the occurrence of any of the following events:

          (a) if (i) any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Company and (ii) the Permitted Holders are "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of all classes of the Voting Stock of the Company than such other Person or group referred to in clause (i) (for purposes of this clause (a), such Person or group, and the Permitted Holders, shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such Person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

          (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the Holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the share holders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" means the Property and assets of the Company which is now or hereafter subject to the Liens created by the Collateral Pledge Agreement.

          "COLLATERAL PLEDGE AGREEMENT" means the pledge agreement between the Trustee and the Company, substantially in the form of Exhibit B hereto, as it may be amended or supplemented from time to time in accordance with the terms thereof. Such pledge agreement shall be dated as of the Issue Date, and shall be executed in favor of the Trustee for the benefit of the Holders.

          "COMPANY" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "CONSOLIDATED COVERAGE RATIO" means, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Consolidated Fixed Charges for such four fiscal quarters; PROVIDED, HOWEVER, that (i) if the Company or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Debt, or both, Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Sale, or both, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the Property which is the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale, as if such Asset Sale had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, by an amount equal to the Consolidated Fixed Charges for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (iii) if since the beginning of such period the

Company shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period,
(iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property, including any acquisition of Property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period, (v) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Asset Sale, Investment or acquisition of Property that would have required an adjustment pursuant to clause (ii), (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of Property occurred on the first day of such period and (vi) if since the beginning of such period any Restricted Subsidiary shall have obtained relief from any limitation on the ability of such Restricted Subsidiary to pay dividends to the Company, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if the ability of such Restricted Subsidiary to pay dividends to the Company had not been so limited from the first day of such period. For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and as further contemplated by the definition of the term "pro forma." If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period plus (b) all Preferred Stock Dividends (other than to the Company or a Wholly Owned Subsidiary, and other than Redeemable Dividends) paid, accrued, declared or accumulated during such period.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees, (c) capitalized interest,
(d) noncash interest expenses, (e) to the extent required under GAAP to be reflected as interest expense in the consolidated financial statements of the Company, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) to the extent required under GAAP to be reflected as an expense in the consolidated financial statements of the Company, net costs associated with Hedging Obligations (including amortization of fees),
(g) Redeemable Dividends, (h) interest incurred in connection with Investments in discontinued operations, (i) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries, less the aggregate amount of recurring expenditures made by the Company and its consolidated Subsidiaries during such period with respect to environmental matters which were not deducted in determining in such net income (loss) as a result of the adoption of American Institute of Certified Public Accountants Statement of Position 96-1, "Environmental Remediation Liabilities"; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income to the extent of the Company's obligation to fund such net loss in cash, (b) any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (but not loss) of any Restricted Subsidiary, to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary to the Company is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument (other than agreements and instruments limiting dividends or distributions by Metallurg, and not any other Restricted Subsidiary, to the stockholders of Metallurg or such other Restricted Subsidiary) or any governmental regulation applicable to such Restricted Subsidiary, (d) any gain (loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (e) any extraordinary gain or loss and (f) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

          "CONSOLIDATED NET WORTH" means the total of the amounts shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of the Company plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

          "CREDIT FACILITY" means one or more debt facilities with banks or other institutional lenders (including pursuant to (a) the Loan Agreement dated April 14, 1997, by and among the Company, certain subsidiaries of the Company named therein, BankBoston, N.A. and the other Banks party thereto, and BankBoston, N.A. as agent for such Banks, (b) the Loan Agreement dated
October 20, 1997, as amended, by and among GfE, certain of its subsidiaries and BankBoston, N.A., Frankfurt Branch and (c) each of the Loan Documents (as defined in such Loan Agreements) relating to such Loan Agreements) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, foreign exchange, bankers' acceptances or similar financial arrangements, in each case as amended, restated, supplemented or modified and in effect from time to time, together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

          "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

          "DEBT" means, with respect to any Person on any date of determination (without duplication), (a) the principal of and premium (if any) in respect of
(i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and customer advance payments or deposits arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED that the amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in accordance with GAAP.

          "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officers' Certificate delivered to the Trustee.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DISQUALIFIED STOCK" means, with respect to any Person, Redeemable Stock of such Person as to which (a) the maturity, (b) mandatory redemption or
(c) redemption, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that Redeemable Stock of such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock if such Redeemable Stock is convertible or exchangeable into Debt or Disqualified Stock solely at the option of the issuer thereof.

          "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense,
(iii) depreciation, (iv) amortization of intangibles and (v) any other noncash items (other than any such noncash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all noncash items increasing Consolidated Net Income for such period (other than any such noncash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "EUROCLEAR" means the Euroclear Clearance System or any successor securities clearing agency.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FAIR MARKET VALUE" means, with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property has a Fair Market Value of less than $5,000,000, by any Officer of the Company or (b) if such Property has a Fair Market Value in excess of $5,000,000, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

          "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and
(d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "GFE" means GfE Gesellschaft fuer Elektrometallurgie mbH.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "GLOBAL SECURITY" means the Security or Securities that evidences all or part of the Securities and bears the global securities legend set forth in
Exhibit 1 to Appendix A.

          "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

          "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered on the Registrar's books.

          "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; PROVIDED FURTHER, HOWEVER, that solely for purposes of determining compliance with Section 4.03, amortization of debt discount shall not be deemed to be the Incurrence of Debt, PROVIDED that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

          "INDENTURE" means this Indenture as amended or supplemented from time to time.

          "INDENTURE OBLIGATIONS" means the obligations of the Company pursuant to this Indenture and the Securities (and any other obligor hereunder or under the Securities) now or hereafter existing, to pay principal of and interest on the Securities when due and payable, whether on maturity or an interest payment date, by acceleration, call for redemption, acceptance of any Prepayment Offer, Change of Control Offer, or otherwise, and interest on the overdue principal of, and (to the extent lawful) interest, if any, on, the Securities and all other amounts due or to become due in connection with this Indenture, the Securities and the Collateral Pledge Agreement, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Company (and any other obligor hereunder or under the Securities), including all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realization upon the Collateral or the security of any Collateral Pledge Agreement.

          "INDEPENDENT APPRAISER" means an investment banking firm of national standing or any third party appraiser of national standing, PROVIDED that such firm or appraiser is not an Affiliate of the Company.

          "INITIAL SECURITIES" has the meaning stated in the first recital of this Indenture.

          "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

          "INVESTMENT" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the definition of "Restricted Payment", Section 4.04 and Section 4.14, "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

          "ISSUE DATE" means the date on which the Initial Securities are initially issued.

          "LIEN" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

          "MERGER" means the merger of Metallurg Acquisition Corp. with and into Metallurg pursuant to an agreement and plan of merger, dated as of June 15, 1998, among the Company, Metallurg and Metallurg Acquisition Corp.

          "METALLURG" means Metallurg, Inc.

          "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "NET AVAILABLE CASH" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other noncash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all United States federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, whether paid or payable, (b) all payments made on any Debt which is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

          "OFFICER" means the Chairman, President and Chief Executive Officer, the Vice President, Finance and Chief Financial Officer or any Vice President of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PERMITTED DEBT" means:

               (a) Debt of the Company evidenced by the Securities represented by the Indenture up to the amounts specified therein as of the Issue Date, together with any accretion thereon, and the Exchange Securities and Private Exchange Securities;

               (b) Debt of the Company and its subsidiaries evidenced by the Senior Notes and represented by the Senior Note Indenture;

               (c) Debt under the Credit Facility, PROVIDED that the aggregate principal amount of all such Debt under the Credit Facility at any one time outstanding shall not exceed the greater of (i) $50,000,000, which amount shall be permanently reduced by the amount of Net Available Cash used to repay Debt under the Credit Facility and permanently reduce the loan commitment thereunder pursuant to Section 4.06 and (ii) the sum of the amounts equal to (x) 65% of the book value of the inventory of the Company and the Restricted Subsidiaries and (y) 90% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries, in each case as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the Holders of Securities (the greater of (i) and (ii) being the "Permitted Debt Amount"); PROVIDED, FURTHER, that the aggregate amount of Debt Incurred pursuant to this clause (c), together with the aggregate amount of Debt Incurred pursuant to clause (d) below shall not exceed an amount equal to the Permitted Debt Amount at any one time outstanding;

               (d) Debt of any Restricted Subsidiary under one or more debt facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, foreign exchange, bankers acceptances or similar financial arrangements, and any Permitted Refinancing Debt Incurred with respect thereto, PROVIDED that the aggregate principal amount of all such Debt at any one time outstanding shall not exceed the sum of (i) 65% of the book value of the inventory of such Restricted Subsidiary and (ii) 90% of the book value of the accounts receivable of such Restricted Subsidiary, in each case as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the Holders of the Securities; PROVIDED, FURTHER, that the aggregate amount of Debt Incurred pursuant to this clause (d), together with the aggregate amount of Debt Incurred pursuant to clause (c) above shall not exceed the Permitted Debt Amount at any one time outstanding;

               (e) Debt in respect of Capital Lease Obligations and Purchase Money Debt, PROVIDED that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased and (ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (e) (together with all outstanding Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to such clause (e)) does not exceed $15,000,000;

               (f) Debt of the Company owing to and held by any Restricted Subsidiary or Debt of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

               (g) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, PROVIDED that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by Section 4.03;

               (h) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

               (i) Debt Incurred in connection with cash pooling arrangements by and among the Company and its Restricted Subsidiaries, PROVIDED that no liability is required under GAAP to be reflected in the consolidated financial statements of the Company with respect thereto;

               (j) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (h) above;

               (k) Debt (other than Debt permitted by the immediately preceding paragraph or the other clauses of this paragraph) in an aggregate principal amount not to exceed $25,000,000; and

               (l) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to Section 4.03(a) and clauses (a) and (k) above.

          "PERMITTED HOLDERS" means (i) Safeguard International Fund, L.P., State of Michigan Retirement Systems -- Safeguard Limited Partnership, Safeguard Scientifics (Delaware), Inc., Dr. Heinz Schimmelbush, Arthur R. Spector and Michael Holly, or any Person of which any of the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 51% of the voting power of all classes of Voting Stock of such Person (exclusive of any matters as to which class voting rights exist) or any Person which "beneficially owns" (as defined above) voting securities representing at least 51% of the voting power of all classes of Voting Stock of any of the foregoing (exclusive of any matters as to which class voting rights exist); and (ii) any Person who beneficially owns Voting Stock of the Company on the Issue Date so long as the Permitted Holders specified under clause (i) above beneficially own in the aggregate at least 10% of the Voting Stock of the Company.

          "PERMITTED INVESTMENT" means any Investment by the Company or a Restricted Subsidiary in (a) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, PROVIDED that the primary business of such Restricted Subsidiary is a Related Business; (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, PROVIDED that such Person's primary business is a Related Business;
(c) Temporary Cash Investments; (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;
(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, PROVIDED that such loans and advances do not exceed $2,500,000 at any one time outstanding; (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; and (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under Section 4.06.

          "PERMITTED LIENS" means:

          (a) Liens to secure Debt permitted to be Incurred under clause (a) of the first paragraph of Section 4.03 or clause (a), (c) or (d) of the definition of "Permitted Debt";

          (b) Liens to secure Debt permitted to be Incurred under clause (e) of the definition of "Permitted Debt", PROVIDED that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

          (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; PROVIDED, FURTHER, HOWEVER, that such Liens shall not have been Incurred in anticipation or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; PROVIDED, FURTHER, HOWEVER, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (h) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (j)  Liens in favor of the Company;

          (k) Liens existing on the Issue Date not otherwise described in clauses (a) through (j) above;

          (l) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (k) above; PROVIDED, HOWEVER, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of (i) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture and (ii) an amount necessary to pay any premiums, fees and other expenses incurred by the Company or a Restricted Subsidiary in connection with such Refinancing; or

          (m) Liens not otherwise permitted by clauses (a) through (l) above encumbering assets having an aggregate Fair Market Value not in excess of $25,000,000 at any time.

          "PERMITTED REFINANCING DEBT" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced, (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced and (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; PROVIDED, HOWEVER, that Permitted Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

          "PERSON" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

          "PREFERRED STOCK DIVIDENDS" means for any dividend with respect to Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory United States federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

          "PRINCIPAL" of any Debt (including the Securities) means the principal amount such Debt plus the premium, if any, on such Debt.

          "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

          "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

          "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock of the Company or Metallurg pursuant to an effective registration statement under the Securities Act.

          "PUBLIC MARKET" means any time after (a) a Public Equity Offering has been consummated and (b) at least 10% of the total issued and outstanding common stock of the Company or Metallurg, as the case may be, has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of July 6, 1998, between the Company and the Purchaser.

          "PURCHASE MONEY DEBT" means Debt (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the asset being financed and
(b) Incurred to finance the acquisition (including costs of design and installation) by the Company or a Restricted Subsidiary of such asset, including additions and improvements;

PROVIDED, HOWEVER, that such Debt is incurred within 180 days after such acquisition of such asset by the Company or a Restricted Subsidiary.

          "PURCHASER" means BancBoston Securities Inc.

          "REDEEMABLE DIVIDEND" means, for any dividend with respect to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory United States federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

          "REDEEMABLE STOCK" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case, at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock.

          "REFINANCE" means, in respect of any Debt, to refinance, extend, renew, refund, replace, prepay, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

          "REGULATION S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

          "REGULATION S SECURITIES" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

          "RELATED BUSINESS" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

          "RESTRICTED PAYMENT" means (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution which is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a PRO RATA basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a PRO RATA basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Redeemable Stock) of the Company; (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Affiliate of the Company (other than from the Company or a Restricted Subsidiary) or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock); (c) the purchase, repurchase, redemption, acquisition, defeasance or retirement for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or (d) any Investment (other than Permitted Investments) in any Person.

          "RESTRICTED PERIOD" means the period of 40 consecutive days beginning on and including the later of (i) the day on which Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Issue Date.

          "RESTRICTED SUBSIDIARY" means (a) any Subsidiary of the Company after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to Section 4.14 and (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to Section 4.14.

          "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "RULE 144A SECURITIES" means the Initial Securities purchased by the Purchaser from the Company pursuant to the Purchase Agreement, other than the Regulation S Securities.

          "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

          "SALE AND LEASEBACK TRANSACTION" means any arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission or any successor thereto.

          "SECURITIES" has the meaning stated in the first recital of this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR DEBT" of the Company means (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest in respect of
(i) Debt of the Company for borrowed money and (ii) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable; (b) all Capital Lease Obligations of the Company; (c) all obligations of the Company (i) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (ii) under Hedging Obligations or (iii) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and (d) all obligations of other Persons of the type referred to in clauses (a), (b) and
(c) for the payment of which the Company is responsible or liable as Guarantor; PROVIDED, HOWEVER, that Senior Debt shall not include (a) Debt of the Company that is by its terms subordinate in right of payment to the Securities; (B) any Debt Incurred in violation of the provisions of this Indenture; (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities); (D) any liability for United States federal, state, local or other taxes owed or owing by the Company; (E) any obligation of the Company to any Subsidiary; or (F) any obligations with respect to any Capital Stock of the Company.

          "SENIOR NOTES" means Metallurg's 11% Senior Notes due 2007 issued pursuant to the Senior Notes Indenture.

          "SENIOR NOTES INDENTURE" means the Indenture, dated as of November 25, 1997, among Metallurg, the guarantors named therein, and IBJ Schroder Bank & Trust Company, as Trustee.

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "SUBORDINATED OBLIGATION" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

          "SUBSIDIARY" means, in respect of any Person, any corporation, company, association, partnership, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled directly or indirectly, by (i) such

Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

          "TEMPORARY CASH INVESTMENTS" means any of the following:
(a) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof; (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above; and (d) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture except as required by
Section 9.03 hereof; PROVIDED that in the event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "TRUST OFFICER" means an officer of the Trustee within the corporate trust department, including any vice president or trust officer of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted pursuant to Section 4.14 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto and (b) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "VOTING STOCK" of any Person means all shares or other equivalents of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares and shares held by third parties which, in the aggregate, represent no more than 2% of the outstanding Voting Stock of such Restricted Subsidiary) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

OTHER DEFINITIONS.

                                                       Defined in
     Term                                                Section
     ----                                              ----------
     "Affiliate Transaction" ................             4.07
     "Bankruptcy Law" .......................             6.01
     "Change of Control Offer" ..............             4.08(a)
     "Change of Control Payment Date" .......             4.08(b)
     "Change of Control Purchase Price"......             4.08(a)
     "covenant defeasance option" ...........             8.01(b)
     "Custodian" ............................             6.01
     "Events of Default" .....................            6.01
     "Excess Proceeds" ......................             4.06(c)
     "Exchange Offer Registration Statement".          Exhibit 1 to Appendix A
     "legal defeasance option" ..............             8.01(b)
     "Legal Holiday" ........................            11.08
     "Liquidated Damages" ........................     Exhibit 1 to Appendix A
     "Notice of Default" .....................            6.01(a)
     "Offer Amount" .........................             4.06(d)(2)
     "Offer Period" .........................             4.06(d)(2)
     "Paying Agent" .........................             2.04
     "Prepayment Offer" .....................             4.06(c)
     "Prepayment Offer Notice" ..............             4.06(d)(1)
     "Purchase Date" ........................             4.06(d)(1)
     "Registrar".............................             2.04
     "Surviving Person" .....................             5.01(a)
     "Temporary Regulation S Global Security"          Exhibit 1 to Appendix A

          SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.
          "indenture securities" means the Securities.
          "indenture security holder" means a Securityholder.
          "indenture to be qualified" means this Indenture.
          "indenture trustee" or "institutional trustee" means the Trustee. "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.4 RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it by definition in this Indenture;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                                      ARTICLE 2

                                    THE SECURITIES

          SECTION 2.1 AMOUNT OF SECURITIES. The aggregate principal amount at maturity of Securities which may be authenticated and delivered under this Indenture is $121,000,000. Subject to Section 2.03, the Trustee shall authenticate Initial Securities for original issue on the Issue Date in the aggregate principal amount at maturity of $121,000,000.

          SECTION 2.2 FORM AND DATING. (a) Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture.
The Exchange Securities and the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage, PROVIDED that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

          (b) Upon their original issuance, Rule 144A Securities shall be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee, for credit by the Depositary to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Securities are collectively herein called the "Rule 144A Global Security". Upon their original issuance, Regulation S Securities shall be issued in the form of one or more temporary Global Securities registered in the name of the Depositary or its nominee and deposited with the Trustee as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee, for credit to the Agent Member accounts at the Depositary of Euroclear and/or Cedel for further credit by Euroclear and Cedel, as the case may be, to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct) (the "Temporary Regulation S Global Securities"). Interests in the Temporary Regulation S Global Securities may only be held by the Agent Members of the Depositary for Euroclear and Cedel.

          SECTION 2.3 EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.4 REGISTRAR AND PAYING AGENT. The Company shall maintain in the Borough of Manhattan, City of New York an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent 15 days prior to entering into such agency agreement. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co- registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.5 PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.6 SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and before the final maturity date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names, addresses and, if available, taxpayer identification numbers of Securityholders.

          SECTION 2.7 REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder satisfies any reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.8 OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money, in immediately available funds, sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9 TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Every such temporary Security shall be authenticated upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same rights, privileges and benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

          SECTION 2.10 CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company, unless the Company directs the Trustee to deliver canceled Securities to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11 DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12 CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                      ARTICLE 3

                                      REDEMPTION

          SECTION 3.1 NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price and that such redemption is being made pursuant to paragraph 5 of the Securities.

          The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.2 SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, PRO RATA or by lot or by a method that the Trustee considers fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000, except that if all the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.3 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts at maturity of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Accreted Value on Securities (or portions thereof) called for redemption ceases to increase and interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) the CUSIP numbers, if any, of the Securities and that no representation is made as to the correctness or accuracy of such CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.5 DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money, in immediately available funds, sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.6 SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

                                      ARTICLE 4

                                      COVENANTS

          SECTION 4.1 PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if, not later than 11:00 a.m. New York City time, on such date the Trustee or the Paying Agent holds in accordance with this Indenture, money, in immediately available funds, sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.2 SEC REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided within 15 days after the times specified for the filing of such information, documents and reports under such Sections; PROVIDED, HOWEVER, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings. The Company shall file with the SEC and provide the Trustee and Securityholders with the information, documents and reports described herein whether or not (a) the Exchange Offer Registration Statement has been filed or declared effective or (b) the period to which any such specified information, document or report relates includes the Issue Date.

          SECTION 4.3 LIMITATION ON DEBT. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt (which includes, in the case of Restricted Subsidiaries, Preferred Stock) unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (a) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Coverage Ratio would be greater than 2.00 to 1.00 or
(b) such Debt is Permitted Debt.

          Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

          SECTION 4.4 LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving pro forma effect to, such proposed Restricted Payment,

          (i) a Default or Event of Default shall have occurred and be continuing;

          (ii) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of Section 4.03; or

          (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

               (A) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from and after November 1, 1997 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit);

               (B) Capital Stock Sale Proceeds;

               (C) the amount by which Debt (other than Subordinated Obligations) of the Company or any other Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Debt of the Company or any other Restricted Subsidiary convertible into or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

               (D) an amount equal to the sum of (1) the net reduction in Investments in any Person other than a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from such Person, and (2) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person; and

               (E) $5,000,000.

          (b)  Notwithstanding the foregoing limitation, the Company may:

          (i) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (ii) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees); PROVIDED, HOWEVER, that (A) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (B) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (a)(iii)(B) above;

          (iii) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) make Investments in an aggregate amount not to exceed $20,000,000; PROVIDED, HOWEVER, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

          (v) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees or former employees of the Company or any of its Subsidiaries, pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $2,000,000 in any calendar year; PROVIDED

     FURTHER, HOWEVER, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (vi) expend up to $10,000,000 for Restricted Payments in addition to the amounts in clauses (i) through (v) above; PROVIDED, HOWEVER, that at the time of, and after giving effect to, any such expenditure, no Default or Event of Default shall have occurred and be continuing and PROVIDED FURTHER, HOWEVER, that such expenditures shall be excluded from the calculation of the amount of Restricted Payments; or

          (vii) make Restricted Payments required for any dissenters' rights payments arising in connection with the Merger, but solely using up to $10.0 million of the net proceeds from the sale of the Initial Securities.

          (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (i) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

          SECTION 4.5 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary, except that any Debt owed by a Restricted Subsidiary to the Company or any other Restricted Subsidiary may be subordinated in right of payment to other Debt obligations of such Restricted Subsidiary, (b) make any loans or advances to the Company or any other Restricted Subsidiary, except that any repayment obligations of the Company or any other Restricted Subsidiary in respect of such loans or advances may be subordinated in right of payment to other Debt obligations of the Company or such other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary. The foregoing limitations will not apply (i) with respect to clauses (a), (b) and (c), to restrictions (A) in effect on the Issue Date, (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (C) which result from the Refinancing of Debt Incurred pursuant to an agreement referred to in the immediately preceding clause (i)(A) or (B) above or in clause (ii)(A) or (B) below, PROVIDED such restriction is not materially less favorable to the Holders of Securities than those under the agreement evidencing the Debt so Refinanced, and (ii) with respect to clause (c) only, to restrictions (A) relating to Debt that is permitted to be Incurred and is not prohibited from being secured without also securing the Securities pursuant to
Section 4.03 and Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt, (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, (D) customary restrictions contained in asset sale or stock purchase agreements limiting the transfer of such Property pending the closing of such transaction or (E) any restriction imposed by applicable law.

          SECTION 4.6 LIMITATION ON ASSET SALES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents; and
(iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii). For purposes of this covenant, the following are deemed to be cash: (x) the amount of any liabilities (other than liabilities that are by their terms subordinated to any other Debt of the Company or such Restricted Subsidiary, as the case may
be) of the Company or such Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale, as a result of which the Company or the Restricted Subsidiaries are no longer obligated with respect to such liabilities and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are immediately converted by the Company or such Restricted Subsidiary into cash.

          (b) The Net Available Cash (or any portion thereof) from Asset Sales (or an amount equal thereto) may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt): (i) to prepay, repay, legally defease or purchase Senior Debt of the Company or Debt of any Restricted Subsidiary (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary in an amount equal to such Net Available Cash received by the Company or another Restricted Subsidiary); PROVIDED, HOWEVER, that in connection with any prepayment, repayment, legal defeasance or purchase of Debt pursuant to clause (i) above, the Company or other Restricted Subsidiary shall retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced by an amount equal to the principal amount so prepaid, repaid, legally defeased or purchased.

          (c) In the event that any Net Available Cash from an Asset Sale (or an amount equal thereto) is not applied in accordance with the preceding paragraph within 270 days from the date of the receipt of such Net Available Cash, such Net Available Cash shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000 (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Securities which offer shall be in the amount of the Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the Accreted Value thereof plus Liquidated Damages, if any, thereon to the purchase date, if such purchase is prior to July 15, 2003, or 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the purchase date, if such purchase is on or after July 15, 2003 (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Securities have been given the opportunity to tender their Securities for purchase as described in Section 4.06(d), the Company may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

          (d)(1) Within ten business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the Trustee and the Holders of Securities (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. The Prepayment Offer Notice shall state, among other things,
(i) that the Company is offering to purchase Securities pursuant to the provisions of this Indenture, (ii) that any Security (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Securities (or portions thereof) not properly tendered shall continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (v) the aggregate principal amount of Securities to be purchased, (vi) a description of the procedures which Holders of Securities must follow in order to tender their Securities and the procedures that Holders of Securities must follow in order to withdraw an election to tender their Securities for payment and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Prepayment Offer.

          (2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers'

Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"),
(ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.
In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

          (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.7 LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless (a) the terms of such Affiliate Transaction are
(i) set forth in writing and (ii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, (b) if such Affiliate Transaction involves aggregate payments or value in excess of $2,000,000, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) (ii) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee and (c) if such Affiliate Transaction involves aggregate payments or value in excess of $15,000,000, the Company obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

          (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, PROVIDED that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (ii) any Restricted Payment permitted to be made pursuant to
     Section 4.04;

          (iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor; and

          (iv) the payment of reasonable fees to directors of the Company or such Restricted Subsidiary (x) who are not employees of the Company or any Restricted Subsidiary or (y) who are employees of the Company or any Restricted Subsidiary, PROVIDED that such fees are consistent with the past practices of the Company or such Restricted Subsidiary.

          SECTION 4.8 CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount at maturity or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the Accreted Value thereof, plus Liquidated Damages, if any, thereon at the purchase date, if the purchase date is prior to July 15, 2003, or 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the purchase date, if the purchase date is on or after July 15, 2003 (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (b)  Within 30 days following any Change of Control, the Company shall
(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the Security Register, a notice stating: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section and that all Securities (or portions thereof) timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); (iv) that any Securities (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that any Securities (or portions thereof) not tendered will continue to accrue interest; and (vi) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment, and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form (which may include the form on the reverse thereof) duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.
Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered.

          (d) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

          (e) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

          (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

          SECTION 4.9 COMPLIANCE CERTIFICATE The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

           SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

           SECTION 4.11.  LIMITATION ON LIENS.   The Company shall not, and
shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Initial Securities will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien.

           SECTION 4.12. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless (a) the Company or such Restricted Subsidiary would be entitled to (i) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.03 and (ii) create a Lien on such Property securing such Attributable Debt without securing the Securities pursuant to
Section 4.11 and (b) such Sale and Leaseback Transaction is effected in compliance with Section 4.06.

           SECTION 4.13. LIMITATION ON STATUS AS INVESTMENT COMPANY. The Company and its Restricted Subsidiaries shall be prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or from otherwise becoming subject to regulation under the Investment Company Act.

           SECTION 4.14. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated under any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Company or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; PROVIDED, HOWEVER, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of Section 4.03 and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

          Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and
(b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

           SECTION 4.15. LIMITATION ON LINES OF BUSINESS. The Company and its Restricted Subsidiaries shall be prohibited from directly or indirectly engaging to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors, is a Related Business.

                                      ARTICLE 5

                                  SUCCESSOR COMPANY

           SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless: (i) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(ii) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture and the Collateral Pledge Agreement to be performed by the Company; (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of the first paragraph of Section 4.03; (vi) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such trans action or series of transactions; and (vii) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          (b) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Collateral Pledge Agreement, but the predecessor Company in the case of a sale, transfer, assignment, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of, and premium, if any, and interest on, the Securities.

                                      ARTICLE 6

                                DEFAULTS AND REMEDIES

           SECTION 6.01. EVENTS OF DEFAULT. The following events shall be "Events of Default":

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of, or premium, if any, on, any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

          (3) the Company fails to comply with Article 5;

          (4) the Company fails to comply with any other covenant or agreement in the Securities or in this Indenture (other than a failure which is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

          (5) a default by the Company or any Restricted Subsidiary under any Debt of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $5,000,000;

          (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company or any Restricted

     Subsidiary and shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

               (D) is for any similar relief granted under any foreign laws;

     and in each such case the order or decree remains unstayed and in effect for 60 days; and

           (9) an event of default under the Collateral Pledge Agreement.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding notify the Company (and, in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

           SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount at maturity of the Securities then outstanding by notice to the Company and the Trustee, may declare the Accreted Value of all Securities then outstanding (if prior to July 15, 2003) or the principal amount of all the Securities then outstanding plus accrued but unpaid interest to the date of acceleration (if on or after July 15, 2003) to be immediately due and payable. In the case of an Event of Default specified in Section 6.01(7) or
(8), such amount with respect to all the Securities shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Securityholders. The Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding by written notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

           SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

           SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount at maturity of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

           SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount at maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnity against all losses and expenses caused by taking or not taking such action.

           SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount at maturity of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

          (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount at maturity of the Securities then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

          The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Securityholder for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

           SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

           SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

           SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

           SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and liquidated damages, respectively; and

          THIRD:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

           SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount at maturity of the Securities.

           SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                      ARTICLE 7

                                       TRUSTEE

           SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) and (f) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

           SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Unless otherwise specifically provided herein, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (g) The Company, the Paying Agent, the Registrar, the Trustee and any agent of the Company, the Paying Agent, the Registrar or the Trustee may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company, the Paying Agent, the Registrar nor the Trustee nor any agent of the Company, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary.

          (h) The Trustee shall be under no obligation to exercise any of the rights or powers created in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

           SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

           SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Collateral Pledge Agreement or the Collateral, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, the Collateral Pledge Agreement or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

           SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the employees of the Trustee with responsibility for the Securities, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it is known to such employees of the Trustee or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interests of Securityholders.

           SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each June 15 beginning June 15, 1999, and in any event prior to August 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such June 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

           SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder and under the Collateral Pledge Agreement or in connection with the placement or administration of the Securities, including the costs and expenses of enforcing this Indenture against the Company and of defending itself against any claim (whether asserted by any Holder or by the Company). The Trustee shall notify the Company of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim at the Company's expense with counsel satisfactory to the Trustee. If the Trustee shall not consent to the Company's assumption of defense, the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld or delayed.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

          The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

           SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount at maturity of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder (who has been bona fide Holder of a Security for at least six months) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

           SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

           SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

           SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                      ARTICLE 8

                          DISCHARGE OF INDENTURE; DEFEASANCE

           SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.
(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture and the Collateral Pledge Agreement shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities, the Collateral Pledge Agreement and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14,
4.15, 5.01(a)(iv) (to the extent relating to such other Sections), 5.01(a)(v) and 5.01(a)(vi) and the operation of Section 6.01(4) (to the extent relating to such other Sections), Section 6.01(5), 6.01(6), 6.01(7) (with respect only to Significant Subsidiaries), 6.01(8) (with respect only to Significant Subsidiaries) and 6.01(9) ("covenant defeasance option"). Upon the exercise of a covenant defeasance option, any Collateral subject to the Collateral Pledge Agreement shall be released. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(3) and 6.01(4) (with respect to the Sections of Articles 4 and 5 identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7) (with respect only to Significant Subsidiaries), 6.01(8) (with respect only to Significant Subsidiaries) and 6.01(9).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 and
Appendix A shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive.

           SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government

     Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
     Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

           SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying

Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

           SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors; PROVIDED, HOWEVER, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Holder a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

           SECTION 8.05. INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

           SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                      ARTICLE 9

                                      AMENDMENTS

           SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture, the Collateral Pledge Agreement or the Securities without notice to or consent of any Security holder:

          (a) to cure any ambiguity, omission, defect or inconsistency;

          (b) to comply with Article 5;

          (c) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

          (d) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Company;

          (e) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

          (f) to make any change that does not adversely affect the rights of any Holder of the Securities;

          (g) to evidence and provide for the acceptance of the appointment of a successor Trustee hereunder; or

          (h) to provide for additional collateral for or for guarantors of the Securities.

               After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

           SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture, the Collateral Pledge Agreement or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

          (a) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

          (b) reduce the accretion rate or reduce the rate of or extend the time for payment of interest on any Security;

          (c) reduce the principal of or extend the Stated Maturity of any Security;

          (d) make any Security payable in money other than that stated in the Security;

          (e) impair the right of any Securityholder to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

          (f) subordinate the Securities to any other obligation of the Company;

          (g) release any security interest that may have been granted in favor of the Securityholders;

          (h) reduce the amount payable upon the redemption or repurchase of any Security under Article 3 or Section 4.06 or Section 4.08 or change the time at which any Security may be redeemed in accordance with Article 3;

          (i) at any time after a Change of Control or Asset Sale has occurred, change the time at which the Change of Control Offer or any Prepayment Offer relating thereto must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer or Prepayment Offer; or

          (j) make any change in Section 6.04 or Section 6.07 or the second sentence of this Section.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.


           SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

           SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

           SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

           SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

           SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                      ARTICLE 10

                                       SECURITY

          SECTION 10.1   SECURITY INTEREST.

               (a) In order to secure the prompt and complete payment and performance in full of the Indenture Obligations, the Company and the Trustee have entered into this Indenture and the Collateral Pledge Agreement. Each Holder, by accepting a Security, agrees to all of the terms and provisions of this Indenture and the Collateral Pledge Agreement, and the Trustee agrees to all of the terms and provisions of this Indenture and the Collateral Pledge Agreement, as this Indenture and the Collateral Pledge Agreement may be amended from time to time pursuant to the provisions thereof and hereof.

               (b) Subject to the terms of the Collateral Pledge Agreement, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as the only security for the Indenture Obligations.

               (c) The provisions of TIA Section 314(d), and the provisions of TIA Section 314(c)(3) to the extent applicable by specific reference in this
Article 10, are hereby incorporated by reference herein as if set forth in their entirety, except that, as set forth in Section 10.04, TIA Section 314(d) need not be complied with in certain respects.

          SECTION 10.2   RECORDING; OPINIONS OF COUNSEL.

               (a) The Company represents that it has caused to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain valid and perfected security interests in the Collateral. The Company shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Collateral Pledge Agreement and herein.

               (b) The Company shall furnish to the Trustee, concurrently with the execution and delivery of this Indenture and the Collateral Pledge Agreement and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Collateral Pledge Agreement, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective valid security interests and to perfect the security interests intended to be created by this Indenture and the Collateral Pledge Agreement, and reciting the details of such action, or (ii) no such action is necessary to effect and maintain in full force and effect the validity and perfection of the security interests under the Collateral Pledge Agreement and hereunder.

               (c) The Issuers shall furnish to the Trustee, on or prior to August 15, of each year commencing in 1999, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of this Indenture, all supplemental indentures, the Collateral Pledge Agreement, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the validity and perfection of security interests under the Collateral Pledge Agreement and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Pledge Agreement, or (B) no such action is necessary to maintain in full force and effect the validity and perfection of the security interests under the Collateral Pledge Agreement and hereunder.

          SECTION 10.3   DISPOSITION OF CERTAIN COLLATERAL.

               (a) The Collateral shall not be released from the security interest created hereunder and under the Collateral Pledge Agreement and no property shall be substituted for any of the Collateral, except in accordance with the provisions of Sections 5 and 18 of the Collateral Pledge Agreement; PROVIDED that Collateral may be released from the security interest created hereunder and under the Collateral Pledge Agreement in connection with any disposition thereof by the Company made in accordance with the Indenture, so long as no Default or Event of Default is in existence at the time of or immediately after giving effect thereto.

               (b) In the event that the Issuers have sold, exchanged, or otherwise disposed of or propose to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 10.03 may be sold, exchanged or otherwise disposed of by the Company without consent of the Trustee, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under the Collateral Pledge Agreement, the Trustee shall execute such an instrument, prepared by the Company, upon delivery to the Trustee of an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and certifying that such property is property which by the provisions of this Section 10.03 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee or the Holders.
The Trustee shall be authorized to conclusively rely on such certification.

               (c) Any disposition of Collateral made in compliance with the provisions of this Section 10.03 and Section 10.04 shall be deemed not to impair the security interests under the Collateral Pledge Agreement and hereunder in contravention of the provisions of this Indenture.

          SECTION 10.4   CERTAIN RELEASES OF COLLATERAL.

          Subject to applicable law, the release of any Collateral from Liens created by the Collateral Pledge Agreement or the release of, in whole or in part, the Liens created by the Collateral Pledge Agreement, will not be deemed to impair the Collateral Pledge Agreement in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the Collateral Pledge Agreement and pursuant to, and in accordance with, the terms hereof. To the extent applicable, without limitation, the Company shall cause TIA Section 314(d), relating to the release of property or securities from the Liens of the Collateral Pledge Agreement, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by two Officers, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent person.

          SECTION 10.5   PAYMENT OF EXPENSES.

          On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article 10, including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

          SECTION 10.6   SUITS TO PROTECT THE COLLATERAL.

          Subject to Section 10.01 of this Indenture and to the provisions of the Collateral Pledge Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Collateral Pledge Agreement or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Company promptly following the institution of any such suit or proceeding.

          SECTION 10.7   TRUSTEE'S DUTIES.

          The powers and duties conferred upon the Trustee by this Article 10 are solely to protect the security interests and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture or the TIA. The Trustee shall be under no duty to the Company whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee's rights in or to, any of the Collateral.

                                      ARTICLE 11

                                    MISCELLANEOUS

          SECTION 11.1 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.2 NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) or overnight courier guaranteeing next-day delivery and addressed as follows:

          if to the Company:

               Metallurg Holdings, Inc.
               6 East 43rd Street
               New York, New York 10017
               Facsimile:  (212) 687-9621
               Attention of:

          if to the Trustee:

               United States Trust Company of New York
               114 West 47th Street
               New York, New York 10036
               Facsimile:  (212) 852-1627
               Attention of:  Corporate Trust Department

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. If a notice or communication is mailed in the manner above to a Securityholder, it is duly given, whether or not the Securityholder receives it.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Notices to the Company or the Trustee shall be effective only upon receipt.

          SECTION 11.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 11.6 WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount at maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.7 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar the Paying Agent and any co-registrar may make reasonable rules for their functions.

          SECTION 11.8 LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.9 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 11.10 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11 SUCCESSORS. All agreements of the Company in this Indenture, the Collateral Pledge Agreement and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13 TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                              METALLURG HOLDINGS, INC.


                                by   /S/ ARTHUR R. SPECTOR
                                  -----------------------------------
                                  Name:  Arthur R. Spector
                                  Title: Vice President


                              UNITED STATES TRUST COMPANY OF NEW YORK, as
                              Trustee


                                by   /S/ GERARD F. GANEY
                                  -----------------------------------
                                  Name:  Gerard F. Ganey
                                  Title: Senior Vice President

                                                                      APPENDIX A

                      PROVISIONS RELATING TO INITIAL SECURITIES,
                             PRIVATE EXCHANGE SECURITIES
                               AND EXCHANGE SECURITIES

     1. DEFINITIONS

     1.1  DEFINITIONS

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

          "Definitive Security" means a certificated Initial Security, Private Exchange Security or Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

          "Exchange Securities" means the 12.75% Senior Discount Exchange Notes due 2008 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

          "Initial Purchaser" means BancBoston Securities Inc.

          "Initial Securities" means the 12.75% Senior Discount Notes due 2008 in the aggregate principal amount at maturity of $121,000,000 issued on July 13, 1998.

          "Private Exchange" means the offer by the Company, pursuant to Section 2(f) of the Registration Agreement dated July 13, 1998, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial

Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount at maturity of Private Exchange Securities.

          "Private Exchange Securities" means the 12.75% Senior Discount Private Exchange Notes due 2008 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to the Registration Agreement.

          "Purchase Agreement" means the Purchase Agreement dated July 6, 1998, between the Company and the Initial Purchaser.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount at maturity of Exchange Securities registered under the Securities Act.

          "Registration Agreement" means the Registration Agreement dated July 13, 1998, among the Company and the Initial Purchaser.

          "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S under the Securities Act.

          "Restricted Period" means the period of 40 consecutive days beginning on and including the later of (i) the day on which Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date.

          "Rule 144A Securities" means the Initial Securities purchased by the Initial Purchaser from the Company pursuant to the Purchase Agreement, other than the Regulation S Securities.

          "Securities" means the Initial Securities, the Private Exchange Securities and the Exchange Securities, treated as a single class.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto who shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

          "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in
Section 2.3(d) hereto.

     1.2  OTHER DEFINITIONS

                                                                      DEFINED IN
TERM                                                                    SECTION:

"Agent Members"                                                           2.1(b)
"Global Security"                                                         2.1(a)
"Regulation S"                                                             2.1
"Rule 144A"                                                                2.1
"Temporary Regulation S Global Security"                                  2.1(a)

     2.   THE SECURITIES

     2.1  FORM AND DATING

          The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement. The Initial Securities will be resold, initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

          (a) GLOBAL SECURITIES. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form and Regulation S Securities shall be issued initially in the form of one or more temporary global Securities (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons with the global securities legend and restricted securities legend set forth in
Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the "Permanent Regulation S Global Security"), or any other security without a legend containing restrictions or transfer until the expiration of the Restricted Period and then only upon certification (the "Regulation S Certification") in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary
Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. Following the termination of the Restricted Period, beneficial ownership interests in the Temporary Regulation S Global Security may be exchanged for equivalent beneficial ownership interests in the Permanent Regulation S Global Security, the Rule 144A Global Security, or any other Security without a legend containing restrictions or transfer pursuant to the Applicable Procedures of the Depositary and only upon the receipt by the

Trustee and Euroclear or Cedel of the Regulation S Certification from the owner of such beneficial ownership interest in such Temporary Regulation S Global Security. The Company shall instruct the Depositary that, until the expiration of the Restricted Period, beneficial ownership interests in the Temporary Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account. The Rule 144A Global Security, Temporary Regulation S Global Security and Permanent Regulation S Global Security are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) DEFINITIVE SECURITIES. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     2.2  AUTHENTICATION.  The Trustee shall authenticate and deliver:
(1) Initial Securities for original issue in an aggregate principal amount at maturity of $121,000,000, (2) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Registration Agreement, for a like principal amount at maturity of Initial Securities and (3) Private Exchange Securities for issue only in a Private Exchange pursuant to the Registration Agreement, for a like principal amount at maturity of Initial Securities, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Private Exchange Securities or Exchange Securities. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed $121,000,000, except as provided in Section 2.08 of this Indenture.

     2.3  TRANSFER AND EXCHANGE.   (a)  TRANSFER AND EXCHANGE OF DEFINITIVE
SECURITIES. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

          (x)  to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount at maturity of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, together with:

          (i)  certification that such Definitive Security is being transferred
     (A) to a QIB in accordance with Rule 144A or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

         (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount at maturity of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount at maturity of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount at maturity.

          (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Security to which such interest is being transferred in an amount equal to the principal amount at maturity of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount at maturity of the Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (iv) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d)  RESTRICTIONS ON TRANSFER OF TEMPORARY REGULATION S GLOBAL
SECURITIES.   During the Restricted Period, beneficial ownership interests in
Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such security is eligible for resale pursuant to Rule 144A under the Securities Act
("Rule 144A"), to a person whom the selling holder reasonably believes is a "qualified institutional buyer" ("QIB") as defined in Rule 144A that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. During the Restricted Period, interests in the Temporary Regulation S Global Security may not be transferred to institutions that are "Accredited Investors" (but not QIBs) as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Holders of interests in Temporary Regulation S Global Securities will notify any purchaser of such resale restrictions, if then applicable.

          (e)  LEGEND.

          (i) Except as permitted by the following paragraphs (ii), (iii), (iv) and (vi), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          Each Definitive Security will also bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring that any such Initial Security be issued in global form will cease to apply, and an Initial Security in certificated or global form without legends will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form will cease to apply, and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply, and Private Exchange Securities in global form will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (vi) Upon a sale or transfer of any Initial Security acquired pursuant to Regulation S, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security be issued in global form will cease to apply, and an Initial Security in certificated or global form without the Restricted Security Legend will be available to the transferee of the Holder of such Initial Securities.

          (f) CANCELLATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
SECURITIES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to
     Section 3.06, 4.06, 4.08 and 9.05 of the Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (h)  NO OBLIGATION OF THE TRUSTEE.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  CERTIFICATED SECURITIES

          (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or
(ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of either of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   to APPENDIX A

                              [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Securities Legend]

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN


                                         A1-1

A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
(d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]














                                         A1-2

                          [FORM OF FACE OF INITIAL SECURITY]

No.                                                                  $__________

                          12.75% Senior Discount Note due 2008

                                                                CUSIP No. ______

          Metallurg Holdings, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum
of                 Dollars on July 15, 2008.

          Interest Payment Dates: January 15 and July 15.

          Record Dates:  January 1 and July 1.

          The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date:  July 13, 1998              Original issue discount under
                                        Section 1273 of the
                                        Internal Revenue Code (for each $1,000
                                        principal amount at
                                        maturity):  $461.35


Issue Price (for each $1,000 principal            Yield to Maturity: 12.75%
     amount at maturity):  $538.65

          Additional provisions of this Security are set forth on the other side of this Security.






                                         A1-1

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                              METALLURG HOLDINGS, INC.,


                                by
                                   -------------------------------
                                   Name:
                                   Title:



                                by
                                   -------------------------------
                                   Name:
                                   Title:



[CORPORATE SEAL]




Dated:



TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK
     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.



By:
     -----------------------------
     Authorized Signatory



                                         A1-2

                         [FORM OF REVERSE SIDE OF SECURITY]

                        12.75% Senior Discount Note due 2008

1.  INTEREST

          (a) Metallurg Holdings, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above from July 15, 2003 until maturity. The Company will pay interest semiannually on January 15 and July 15 of each year commencing January 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Until July 15, 2003, no cash interest will accrue or be payable on this Security, but the Accreted Value will increase between July 13, 1998 and July 15, 2003, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value shall be equal to the full principal amount at maturity of this Security on July 15, 2003. The Accreted Value shall cease to increase as of July 15, 2003. Beginning on July 15, 2003, interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2003; PROVIDED that the first interest payment date shall be January 15, 2004. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. The Company shall provide the Trustee with an Officer's Certificate setting forth the calculation of the Accreted Value to any date of determination requested by the Trustee and the Trustee may conclusively rely on such Officer's Certificate for all purposes under the Indenture.

          (b) LIQUIDATED DAMAGES. The holder of this Security is entitled to the benefits of a Registration Agreement, dated as of July 13, 1998, between the Company and the Purchaser named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) on or prior to the 60th day following the date of the original issuance of the Securities, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (ii) on or prior to the 120th day following the date of the original issuance of the Securities, the Exchange Offer Registration Statement has not been declared effective, (iii) on or prior to the 150th day following the date of original issuance of the Securities, neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), being referred to herein as a "Registration Default"), the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Securities affected thereby with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in


                                         A1-3
an amount equal to $.05 per week per $1,000 principal amount of Securities held by such Holder. The amount of the Liquidated Damages shall increase by an additional $.05 per week per $1,000 principal amount of Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.25 per week per $1,000 principal amount of Securities (regardless of whether one or more than one Registration Defaults is outstanding). All accrued Liquidated Damages shall be paid by the Company on January 15 and July 15 of each year to Holders of Securities by wire transfer of immediately available funds or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults relating to any particular Securities, the accrual of Liquidated Damages with respect to such Securities will cease. The Company shall notify the Trustee of the accrual and amount of Liquidated Damages, if any.

2.  METHOD OF PAYMENT

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  PAYING AGENT AND REGISTRAR

          Initially, United States Trust Company of New York, a New York banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


                                         A1-4

4.  INDENTURE

          The Company issued the Securities under an Indenture dated as of July 13, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections
 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are senior secured obligations of the Company limited to $121,000,000 aggregate principal amount at maturity at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture issued in an aggregate principal amount at maturity of $121,000,000. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for Initial Securities. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the Property of the Company.

5.  OPTIONAL REDEMPTION

          Except as set forth in the following paragraph, the Securities will not be redeemable at the option of the Company prior to July 15, 2003. Thereafter, the Securities will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:
                                                  REDEMPTION
          YEAR                                       PRICE
          --------------------------------------------------

          2003                                     106.375%
          2004                                     104.250%
          2005                                     102.125%
          2006 and thereafter                      100.000%


                                         A1-5

          In addition, prior to July 15, 2001, the Company may redeem up to a maximum of 34% of the original aggregate principal amount at maturity of the Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 112.75% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 66% of the aggregate principal amount at maturity of the originally issued Securities remains outstanding. Any such redemption shall be made within 60 days of such Public Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  SINKING FUND

          The Securities are not subject to any sinking fund.

7.  NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least
30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date the Accreted Value will cease to increase and interest will cease to accrue on such Securities (or such portions thereof) called for redemption.

8.   REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages, if any, thereon at the purchase date, if the purchase date is prior to July 15, 2003, or 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, if the purchase date is on or after July 15, 2003 (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with


                                         A1-6
the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Collateral Pledge Agreement or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company, and the Trustee may amend the Indenture, the Collateral Pledge Agreement or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add additional covenants or to surrender rights and powers conferred on the Company; (v) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;
(vi) to make any change that does not adversely affect the rights of any Securityholder; (vii) to evidence and provide for the acceptance of the


                                         A1-7
appointment of a successor Trustee; or (viii) to provide for additional collateral for or for guarantors of the Securities.

14.  DEFAULTS AND REMEDIES

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount at maturity of the Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  SECURITY

          In order to secure the obligations under the Indenture, the Company and the Trustee have entered into the Collateral Pledge Agreement in order to create security interests in certain assets of the Company.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


                                         A1-8

18.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.






                                         A1-9

                                   ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

__________________________________________________________
     (Print or type assignee's name, address and zip code)

__________________________________________________________
     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


____________________________________________________________


Date: ________________ Your Signature: _____________________



____________________________________________________________

Sign exactly as your name appears on the other side of this Security.








                                        A1-10

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  _    to the Company; or

     (2)  _    pursuant to an effective registration statement under the
               Securities Act of 1933; or

     (3)  _    inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4)  _    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5)  _    pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933; or

     (6)  _    pursuant to another available exemption from registration under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



                                   ------------------------------
                                   Your Signature



                                        A1-11

Signature Guarantee:



Date:
     --------------------------    -----------------------------------
Signature must be guaranteed       Signature of Guarantor
by a participant in a Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee




----------------------------------------------------------------------


                                        A1-12

                TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________       ______________________________
                              NOTICE:  To be executed by
                                    an executive officer







                                        A1-13

                        [TO BE ATTACHED TO GLOBAL SECURITIES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $[        ].
The following increases or decreases in this Global Security have been made:


               Amount of decrease in    Amount of increase in    Principal amount of this      Signature of authorized signatory
Date of        Principal Amount of      Principal Amount of      Global Security following          of Trustee or Securities
Exchange       this Global Security     this Global Security     such decrease or increase                  Custodian
---------      --------------------     --------------------     -------------------------     ----------------------------------














                          OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                              / /

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$ _____________





Date: __________________ Your Signature: __________________
                              (Sign exactly as your name appears
                              on the other side of the Note)



Signature Guarantee:_______________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee



                                        A1-15

                                                                       EXHIBIT A

                          [FORM OF FACE OF EXCHANGE SECURITY
                            AND PRIVATE EXCHANGE SECURITY]

No.                                                                  $__________

           12.75% Senior Discount [Exchange] [Private Exchange] Note due 2008

                                                                CUSIP No. ______

          Metallurg Holdings, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum
of                 Dollars on July 15, 2008.

          Interest Payment Dates: January 15 and July 15.

          Record Dates: January 1 and July 1.

          The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date:  July 13, 1998              Original issue discount under
                                        Section 1273 of the
                                        Internal Revenue Code (for each $1,000
                                        principal amount at
                                        maturity):  $461.35

Issue Price (for each $1,000 principal  Yield to Maturity: 12.75%
     amount at maturity):  $538.65

          Additional provisions of this Security are set forth on the other side of this Security.






                                       Ex. A-1

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.





                              METALLURG HOLDINGS, INC.,


                                by _____________________________
                                   Name:
                                   Title:


                                by _____________________________
                                   Name:
                                   Title:

[CORPORATE SEAL]


Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the Indenture.


     by    _____________________________
             Authorized Signatory


-----------------------

*/ If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO


                                       Ex. A-2

GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to the Initial Purchaser holding an unsold portion of its initial allotment, add the restricted securities legend from Exhibit 1 to Appendix A and replace the Assignment Form with that included in Exhibit A.

















                                       Ex. A-3

                     [FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                           OR PRIVATE EXCHANGE SECURITY]

         12.75% Senior Discount [Exchange] [Private Exchange] Note due 2008


1.  INTEREST.

          Metallurg Holdings, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above from July 15, 2003 until maturity; [provided, however, that if a Registration Default (as defined in the Registration Agreement) occurs, liquidated damages will be payable on this Security in an amount equal to $.05 per week per $1,000 principal amount of maturity. Such liquidated damages may increase as provided in the Registration Agreement].(1) The Company will pay interest semiannually on January 15 and July 15 of each year commencing January 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Until July 15, 2003, no cash interest will accrue or be payable on this Security, but the Accreted Value will increase between July 13, 1998 and July 15, 2003, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value shall be equal to the full principal amount at maturity of this Security on July 15, 2003. The Accreted Value shall cease to increase as of July 15, 2003. Beginning on July 15, 2003, interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2003; provided that the first interest payment date shall be January 15, 2004. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. The Company shall provide the Trustee with an Officer's Certificate setting forth the calculation of the Accreted Value to any date of determination requested by the Trustee and the Trustee may conclusively rely on such Officer's Certificate for all purposes under the Indenture.

2.  METHOD OF PAYMENT

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent


--------------------
          (1) Insert if at the time of issuance of the Exchange Security or Private Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Agreement.


                                        Ex A-4
to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  PAYING AGENT AND REGISTRAR

          Initially, United States Trust Company of New York, a New York banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE

          The Company issued the Securities under an Indenture dated as of July 13, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections
 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are senior secured obligations of the Company limited to $121,000,000 aggregate principal amount at maturity at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). [This Security is one of the Exchange Securities referred to in the Indenture issued in exchange for the Initial Securities.] [This Security is one of the Private Exchange Securities referred to in the Indenture issued in exchange for the Initial Securities.] The Securities include the Exchange Securities, the Private Exchange Securities and the Initial Securities in the aggregate principal amount at maturity of $121,000,000. The Exchange Securities, the Private Exchange Securities and the Initial Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur


                                       Ex. A-5

Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the Property of the Company.

5.  OPTIONAL REDEMPTION

          Except as set forth in the following paragraph, the Securities will not be redeemable at the option of the Company prior to July 15, 2003. Thereafter, the Securities will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                       REDEMPTION
     YEAR                                                PRICE
     ------------------------------------------------------------

     2003                                               106.375%
     2004                                               104.250%
     2005                                               102.125%
     2006 and thereafter                                100.000%

          In addition, prior to July 15, 2001, the Company may redeem up to a maximum of 34% of the original aggregate principal amount at maturity of the Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 112.75% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 66% of the originally issued aggregate principal amount at maturity of the Securities remains outstanding. Any such redemption shall be made within 60 days of such Public Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  SINKING FUND

          The Securities are not subject to any sinking fund.

7.  NOTICE OF REDEMPTION


                                       Ex. A-6

          Notice of redemption will be mailed by first-class mail at least
30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date the Accreted Value will cease to increase and interest will cease to accrue on such Securities (or such portions thereof) called for redemption.

8.   REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages, if any, thereon at the purchase date, if the purchase date is prior to July 15, 2003, or 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, if the date of purchase is on or after July 15, 2003 (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request


                                       Ex. A-7
unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Collateral Pledge Agreement or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company, and the Trustee may amend the Indenture, the Collateral Pledge Agreement or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add additional covenants or to surrender rights and powers conferred on the Company; (v) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;
(vi) to make any change that does not adversely affect the rights of any Securityholder; (vii) to evidence and provide for the acceptance of the appointment of a successor Trustee; or (viii) to provide for additional collateral for or for guarantors of the Securities.

14.  DEFAULTS AND REMEDIES

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount


                                       Ex. A-8
at maturity of the Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  SECURITY

          In order to secure the obligations under the Indenture, the Company and the Trustee have entered into the Collateral Pledge Agreement in order to create security interests in certain assets of the Company.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


18.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW


                                       Ex. A-9

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.  REGISTRATION RIGHTS

          Pursuant to the Registration Agreement, the Company will have certain obligations to the Holders of the Private Exchange Securities. The Holders of the Private Exchange Securities shall be entitled to receive certain liquidated damages upon certain conditions, all pursuant to and in accordance with the terms of the Registration Agreement. The Company shall notify the Trustee of the amount of any such payments.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.







                                       Ex. A-10

                                   ASSIGNMENT FORM*

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    __________________________________________________
     (Print or type assignee's name, address and zip code)

    __________________________________________________
     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


____________________________________________________________


Date: ________________ Your Signature: _____________________





____________________________________________________________

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.








____________________
* If the Security is a Private Exchange Security, replace the Assignment Form with that included in Exhibit 1 to Appendix A to the Indenture.



                                       Ex. A-11

                          OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                               ----

                               ----

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$ ______________


Date: __________________ Your Signature: __________________
                         (Sign exactly as your name appears
               on the other side of the Note)



Signature Guarantee:_______________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.








                                       Ex. A-12

                                                                     APPENDIX B


                                       FORM OF

                                   PLEDGE AGREEMENT

                                         from

                              METALLURG HOLDINGS, INC.,


                                      as Pledgor

                                          to

                       UNITED STATES TRUST COMPANY OF NEW YORK,


                                      as Trustee

                                   PLEDGE AGREEMENT

          PLEDGE AGREEMENT, together with any amendments, replacements and supplements hereafter entered into (the "Pledge Agreement"), dated July 13, 1998, between Metallurg Holdings, Inc. (together with its successors and assigns, the "Pledgor") and United States Trust Company of New York, as trustee (the "Trustee") under the indenture (as the same may be amended from time to time in accordance with the terms thereof, the "Indenture") relating to the 12.75% Senior Discount Notes due 2008 (together with a series of substantially identical senior discount notes due 2008 to be issued in exchange for the originally issued series, the "Notes") of the Pledgor, made for the equal and ratable benefit of the holders of the Notes (the "Holders"). As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

                                 W I T N E S S E T H:

          WHEREAS, the Pledgor will issue the Notes in an aggregate principal amount at maturity of $121,000,000 pursuant to the Indenture; and

          WHEREAS, in order to secure on an equal and ratable basis the payment and performance in full of the obligations to the Holders and the Trustee under the terms of the Indenture (the "Indenture Obligations"), the parties hereto desire to set forth their mutual understanding and certain agreements regarding the terms and conditions of the pledge of the Pledged Collateral (as defined below) made by the Pledgor to the Trustee for the benefit of the Holders.

          NOW, THEREFORE, in consideration of the premises and other benefits to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. PLEDGE. As collateral security for the due and prompt payment in full and complete performance of the Indenture Obligations and all indebtedness and other liabilities and obligations, whether now existing or hereafter arising, under, or arising out of, the Indenture, the Pledgor hereby pledges, assigns, transfers, sets over and delivers unto the Trustee and hereby grants unto the Trustee for the benefit of the Holders and unto their respective successors and assigns, a first priority security interest in all of the right, title and interest of the Pledgor in, to and under any and all of the following described property, rights and interests (collectively, the "Pledged Collateral"):

                    (a) all of the Equity Interests of Metallurg, Inc. (the "Pledged Subsidiary") identified on Schedule A attached hereto (for purposes of this Agreement, "Equity Interests" shall mean any and all issued and outstanding shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) any entity, or any securities convertible into or exercisable or exchangeable for any such interests);

                    (b) all other Equity Interests, now or hereafter owned or acquired by the Pledgor and wherever located, of the Pledged Subsidiary directly owned by the Pledgor and the certificates representing such securities, and any present or future options, warrants or other rights to subscribe for or purchase any of the foregoing described in subsections 1(a) or 1(b) hereof or any notes, bonds, debentures or other evidences of indebtedness that (i) are at any time convertible, exchangeable or exercisable into Equity Interests of the Pledged Subsidiary or (ii) have or at any time could by their terms have voting rights with respect to any matter affecting the Pledged Subsidiary and all securities, certificates and instruments representing or evidencing ownership of any of the foregoing (the property described in subsections 1(a) and 1(b) hereof, being referred to herein collectively as the "Pledged Securities"); and

                    (c) to the extent not included in the foregoing, all of Pledgor's rights, claims or other general intangibles constituting, or arising out of or relating to, its rights as a general partner, limited partner or managing general partner of the Pledged Subsidiary, including without limitation its share in the profits and losses of the Pledged Subsidiary and its right as such partner to receive distributions of the Pledged Subsidiary's assets or income, in each case whether arising under a partnership agreement or applicable law, created by operation of law, or otherwise;

                    (d) all obligations for money borrowed ("Indebtedness") from time to time owed to the Pledgor by the Pledged Subsidiary and the instruments evidencing such Indebtedness, including, without limitation, all Indebtedness listed on Schedule B hereto, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness; and

                    (e) all dividends, distributions, cash, instruments and other property or securities (including without limitation any security as such term is defined in Article 8 of the Uniform Commercial Code as in effect in the applicable jurisdiction at such time (the "UCC")), now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Collateral and all proceeds of the Pledged Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Trustee for the benefit of the Holders and unto their respective successors and assigns.

          Section 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor hereby represents and warrants, covenants and agrees that:

                    (a) The Pledgor is, and as to Pledged Collateral acquired by it from time to time after the date hereof, will be, the sole legal and beneficial owner of the Pledged Collateral, and holds, or will hold, the Pledged Collateral free and clear of all Liens (except for the security interest granted hereunder to the Trustees for the benefit of Holders), and has not made and will not make any other pledge, assignment, mortgage, hypothecation or transfer of the Pledged Collateral. The Pledged Securities are not subject to any put, call, option or other right in favor of any other person whatsoever.

                    (b) The Pledged Securities which are shares of stock have been duly authorized and validly issued and are fully paid and non-assessable.

                    (c) Except as set forth below, upon delivery of the certificates evidencing the Pledged Securities to the Collateral Agent and so long as the Collateral Agent maintains possession of such certificates pursuant to this Pledge Agreement, the Trustee will have a valid and perfected first priority security interest in the Pledged Securities. In the case of a Pledged Security which represents an interest in a partnership, upon filing of a UCC-1 financing statement in the appropriate jurisdiction in connection with such interest, and upon delivery of the certificate evidencing such interest and so long as the Collateral Agent maintains possession of such certificate, the Collateral Agent will have a valid and perfected first priority security interest in such Pledged Security, which together with the security interest in the other Pledged Securities will secure the payment and performance in full of the Indenture Obligations.

                    (d) The Pledgor has the valid right and legal authority to pledge the Pledged Collateral in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever and shall maintain and preserve the security interest granted hereunder with respect to the Pledged Collateral as long as this Pledge Agreement shall remain in full force and effect.

                    (e) Neither the execution and delivery of this Pledge Agreement by the Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violate the Pledgor's or the Pledged Subsidiary's, charter or bylaws, (ii) violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Pledgor or the Pledged Subsidiary, is a party, or by which any of them may be bound or to which any of their properties or assets may be subject, which violation or conflict would have a material adverse effect on the financial condition, business, assets or liabilities of the Pledgor and the Pledged Subsidiary taken as a whole, or on the value of the Pledged Collateral or a material adverse effect on the security interests hereunder, or (iii) conflict with any law, order, rule or regulation applicable to the Pledgor or the Pledged Subsidiary, of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Pledgor or the Pledged Subsidiary, or its or their Properties, or (iv) result in or require the creation or imposition of any Lien (other than the Lien contemplated hereby), upon or with respect to any of the property now owned or hereafter acquired by the Pledgor or the Pledged Subsidiary, which violation or conflict would have a material adverse effect on the financial condition, business, assets or liabilities of the Pledgor and the Pledged Subsidiary taken as a whole, or on the value of the Pledged Collateral or a material adverse effect on the security interests hereunder.

                    (f) The Pledged Securities, as described in Schedule A attached hereto, include all of the issued and outstanding Equity Interests of the Pledged Subsidiary as of the date hereof, and all outstanding options, warrants, calls, commitments of any character whatsoever or other rights to subscribe for or purchase any property described in subsection 2(a) or any notes, bonds, debentures or other evidences of indebtedness that (i) are at any time convertible into Equity Interests of the Pledged Subsidiary or (ii) have or at any time could by their terms have voting rights with respect to any matters affecting the Pledged Subsidiary. There is no Indebtedness owed to the Pledgor by the Pledged Subsidiary as of the date hereof, and Schedule B is accordingly blank.

                    (g) No consent or approval which has not been obtained prior to the date hereof of any other person or entity and no authorization, approval or other action by, and no notice to or filing with any governmental body, regulatory authority or securities exchange, was or is necessary as a condition to the validity of the pledge hereunder of the Pledged Collateral, and such pledge is effective to vest in the Trustee the rights of the Trustee in the Pledged Collateral as set forth herein.

                    (h) The Pledgor shall deliver to the Trustee concurrently with the execution of this Pledge Agreement: (i) all certificates and instruments representing the Pledged Securities described in Schedule A, and
(ii) each other item of Pledged Collateral (including all certificates, instruments, notes and writings representing or evidencing any such Pledged Collateral) immediately upon the Pledgor's acquisition thereof. Any and all Pledged Securities delivered to the Trustee shall be accompanied by undated duly executed stock powers in blank and by such other instruments of transfer or documents as the Trustee may reasonably request. The Trustee shall have the right (in its discretion) to hold the certificates representing the Pledged Securities in its own name or in the name of its nominee, all in form and substance sufficient to make effective the pledge hereunder and otherwise satisfactory to the Trustee.

                    (i) Upon reasonable request to the Pledgor, the Trustee shall have full and free access during normal business hours to all of the books, correspondence and records of the Pledgor relating to the Pledged Collateral, and the Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Pledgor agrees to render to the Trustee, at the Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Trustee with regard thereto.

                    (j) The Pledgor will comply in all material respects with all requirements of law applicable to the Pledged Collateral or any part thereof and use its best efforts to obtain all approvals as may be required to effect any of the granting clauses of this Pledge Agreement.

                    (k) The Pledgor shall not permit the Pledged Subsidiary to issue to the Pledgor or any of its Affiliates (other than a Restricted Subsidiary) any securities of the type required to be pledged hereunder unless such securities are promptly pledged and delivered hereunder to the Trustee in accordance with Section 1. In addition, the Pledgor shall not permit the Pledged Subsidiary to issue any securities of the type required to be pledged hereunder unless such issuance is made in compliance with the terms of the Indenture.

                    (l) If, while this Pledge Agreement is in effect, any stock dividend, stock split, reclassification, readjustment, reorganization, merger, consolidation, exchange offer, tender offer or other change in the capital structure, including the creation of any subscription or other rights or other Pledged Securities, is declared or made, or proposed to be declared or made, by the Pledged Subsidiary, all substituted and additional securities or interest issued with respect to the Pledged Collateral and evidenced by certificates shall be endorsed in blank by the Pledgor promptly upon receipt thereof or otherwise appropriately transferred to the Trustee in negotiable form, and all certificates or instruments evidencing such securities shall be delivered to the Trustee to be held under the terms of this Pledge Agreement in the same manner as, and as a part of, the Pledged Collateral. All Pledged Securities shall be evidenced by one or more certificates. Any securities that may be issued upon exercise of any subscription or other rights relating to the Pledged Securities shall be endorsed in blank and delivered to the Trustee with any necessary powers.

                    (m) The Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies against any Pledged Collateral prior to delinquency thereof and shall keep all Pledged Collateral free of all unpaid charges whatsoever, unless contested in good faith and appropriate reserves have been set aside in accordance with GAAP.

                    (n) The Pledgor has, independently and without reliance on the Trustee and/or any Holder and based on such documents and information as it deemed appropriate, made its own credit analysis and decision to enter into this Pledge Agreement.

                    (o) In the event that the Trustee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Pledge Agreement and determines it necessary to obtain any approvals therefor, then, upon the request of the Trustee, the Pledgor agrees to use its best efforts to assist and aid the Trustee to obtain as soon as possible any necessary approvals for the exercise of any such remedies, rights and powers.

                    (p) The Pledgor has delivered to the Trustee a duly executed acknowledgment from the Pledged Subsidiary acknowledging the registration on its books and records of the pledge of the Pledged Securities pursuant to this Agreement.

                    (q) There are no voting trusts or other agreements or understandings to which Pledgor is a party or by which it may be bound with respect to voting, managerial consent, election or other rights of Pledgor relating to the Pledged Securities.

                    (r) The principal place of business and chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Pledged Collateral shall be [c/o Safeguard International Fund, L.P., 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087].

          Section 3. ADMINISTRATION OF THE PLEDGED COLLATERAL. The Trustee shall administer the Pledged Collateral in accordance with the provisions hereof and of the Indenture.

          Section 4. RELEASE AND SUBSTITUTION OF PLEDGED COLLATERAL. The Pledged Collateral shall not be released from the security interest created hereunder and no property shall be substituted for any of the Pledged Collateral, except in accordance with the provisions of Sections 5 and 18 hereof; PROVIDED that Pledged Collateral may be released from the security interest created hereunder in connection with any disposition thereof by the Pledgor made in accordance with the Indenture, so long as no "Default" or "Event of Default" (as defined in the Indenture) is in existence at the time of or immediately after giving effect thereto.

          Section 5.     VOTING RIGHTS, DIVIDENDS, ETC.

                    (a) So long as no Event of Default shall have occurred and be continuing and notwithstanding any other section hereof:

                    (i) the Pledgor shall be entitled to exercise any and all voting or consensual rights and powers, including subscription rights, accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or any agreement giving rise to any of the Indenture Obligations;

                    (ii) the Pledgor shall be entitled to receive, retain and use any and all dividends, distributions or other payments which are permitted by the Indenture and paid on the Pledged Collateral in cash or property (other than securities which are subject to this Agreement);

                    (iii) the Trustee shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may reasonably request in writing for the purpose of enabling it to exercise the voting or consensual rights and powers which the Pledgor is entitled to exercise pursuant to the foregoing subparagraph (i) or to receive the dividends, distributions or other payments which the Pledgor is authorized to retain pursuant to the foregoing subparagraph (ii).

                    (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting or consensual rights and powers which the Pledgor would otherwise be entitled to exercise pursuant to subparagraph (i) of Section 5(a) hereof and to receive the dividends, distributions and other payments which the Pledgor would otherwise be authorized to receive and retain pursuant to subsection (ii) of Section 5(a) shall automatically cease, and all such rights shall thereupon become vested in the Trustee, which shall then have the sole and exclusive right and authority to exercise all such voting and consensual rights and powers and to receive and retain as Pledged Collateral all such dividends, distributions and other payments. Any and all money and other property paid over to or received by the Trustee pursuant to the provisions of this Section 5(b) shall be retained by the Trustee as Pledged Collateral hereunder and shall be administered and applied in accordance with the provisions of this Pledge Agreement and the Indenture. All dividends and interest payments which are received by the Pledgor contrary to the provisions of this subsection (b) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

          Section 6.     DEFAULT; REMEDIES.

                    (a) EXERCISE OF REMEDIES UNDER THE PLEDGE AGREEMENT. If an Event of Default shall have occurred and be continuing, the Trustee shall commence the taking of such actions (or refrain from taking actions) toward collection or enforcement of this Pledge Agreement and the Pledged Collateral (or any portion thereof), including without limitation action toward foreclosure upon any Pledged Collateral, as it deems appropriate in its sole discretion.

                    (b) REMEDIES GENERALLY. If an Event of Default shall have occurred and be continuing, the Trustee itself or by its agents or attorneys may
(i) exercise any or all of its rights and remedies hereunder, under the Indenture or any other instrument or agreement securing, evidencing or relating to the Indenture Obligations or under applicable laws (including all of the rights and remedies of a secured creditor under the Uniform Commercial Code then in effect in the State of New York; the "NUCC"), (ii) retain the Pledged Collateral or (iii) sell, assign, transfer, or dispose of, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at public or private sale or sales, at any exchanges, brokers board or at any of the Trustee's offices or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such other terms that the Trustee may deem commercially reasonable (in its liability for loss or damage). Upon consummation of any such sale, the Trustee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the full extent permitted by law) all rights of redemption, stay or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Trustee shall give the Pledgor at least 10 Business Days' written notice (which the Pledgor agrees shall be deemed to be reasonable notification within the meaning of Section 9-504(3) of the NUCC) of the Trustee's intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Trustee may deem commercially reasonable. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold as an entirety or in separate portions, as the Trustee may deem commercially reasonable. The Trustee shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Trustee may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit for future delivery, the Pledged Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by suit or suits at law or in equity to exercise its remedies regarding the Pledged Collateral and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. If under mandatory requirements of applicable law, the Trustee shall be required to make disposition of the Pledged Collateral within a period of time that does not permit the giving of notice to the Pledgor as herein before provided, the Trustee need give the Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.

                    (c) PREVENTING IMPAIRMENT OF THE PLEDGED COLLATERAL. Regardless of whether or not there shall have occurred any Event of Default, the Trustee may institute and maintain or cause in its name or in the name of the Pledgor or either of them, to be instituted and maintained, such suits and proceedings as the Trustee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or perfection of the Pledged Collateral in contravention of the terms of the Indenture. The Pledgor agrees not to knowingly take or permit to be taken any action which would impair the Pledged Collateral or the Trustee's rights in the Pledged Collateral.

          Section 7. TRUSTEE APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby constitutes and appoints the Trustee its attorney-in-fact, during the occurrence and continuance of an Event of Default, for the purpose of carrying out the provisions, but subject to the terms and conditions, of this Pledge Agreement and taking any action and executing any instrument, including, without limitation, any financing statement or continuation statement, and taking any other action to maintain the validity, perfection, priority and enforcement of the security interest intended to be created hereunder, that the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted or any part thereof shall give rise to any defense, counterclaim or right of action against the Trustee, unless the Trustee's actions are taken or omitted to be taken with gross negligence or bad faith or constitute willful misconduct.

          Section 8. PURCHASE OF PLEDGED COLLATERAL BY THE TRUSTEE OR HOLDERS. At any sale of the Pledged Collateral, whether pursuant to power of sale or otherwise hereunder, the Trustee or any Holder may, to the extent permitted by applicable law, bid for and purchase, free from any right of redemption (all such rights being hereby waived and released by the Pledgor to the extent permitted by law), the Pledged Collateral or any part thereof or an interest therein and upon compliance with the terms of such sale may hold, retain, exploit, resell or otherwise dispose of such property without further accountability to the Pledgor for the proceeds of such sale. The Pledgor will execute and deliver or cause to be executed and delivered, such instruments, endorsements, assignments, waivers, certificates and other documents and take such further action as the Trustee shall request in connection with any such sale.

          Section 9.     PAYMENTS AND PROCEEDS.

               All distributions to the Trustee with respect to the Pledged Collateral after the occurrence of an Event of Default shall first be applied to the reasonable costs and expenses, including attorneys' fees, incurred by the Trustee in taking such foreclosure action and thereafter shall be applied by the Trustee as provided in the Indenture. After payment in full of all Indenture Obligations, the remaining proceeds from any foreclosure hereunder shall be paid to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

          Section 10. WAIVER OF CLAIMS. Except as otherwise provided in this Pledge Agreement, THE PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE'S TAKING POSSESSION OR THE TRUSTEE'S DISPOSITION OF ANY OF THE PLEDGED COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and, to the full extent permitted by applicable law, the Pledgor hereby further waives:

                    (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Trustee's gross negligence, bad faith or willful misconduct;

                    (b) all other requirements as to the time, place and terms of sale or other requirements, with respect to the enforcement of the Trustee's rights and powers hereunder; and


                    (c) except as provided in Section 6(c) hereof, all rights of redemption, appraisement, valuation, stay, marshalling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Pledge Agreement or the sale or other disposition of the Pledged Collateral or any portion thereof, and the Pledgor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights.

          Any sale of, or the exercise of any options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, through and under the Pledgor.

          Section 11. REMEDIES CUMULATIVE; NO WAIVER. Each right, power and remedy of the Trustee provided for herein or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of the Trustee or any Holder provided for herein or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder or now or hereafter existing at law or in equity, by statute or otherwise. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right, power or remedy hereunder, or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit or any Holder or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
No notice to or demand on the Pledgor hereunder shall, of itself, entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstances.

          Section 12. ADDITIONAL COLLATERAL. Without notice or consent of any Pledgor and without impairment of the security interests and rights created by this Pledge Agreement, the Trustee may accept from any person or persons additional collateral or other security for the Indenture Obligations. Neither the creation of the security interests created hereunder nor the acceptance of any such additional collateral or security shall prevent the Trustee from resorting to such additional collateral or security or to the Pledged Collateral, in any order without affecting the Trustee's rights hereunder.

          Section 13. FURTHER ASSURANCES. The Pledgor agrees (i) that it shall, at its own expense, promptly file or record such notices, financing statements, continuation statements or other documents and take all further action as may be necessary to perfect, maintain and protect the validity, perfection and priority of the security interests of the Trustee hereunder or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral, and as the Trustee may reasonably request, such instruments to be in form and substance satisfactory to the Trustee, and (ii) that it shall, at its own expense, do such further acts and things and execute and deliver to the Trustee such additional conveyances, assignments, agreements and instruments as the Trustee may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto the Trustee its rights, powers and remedies hereunder.

          The Pledgor agrees that it will notify the Trustee in writing not less than 30 days prior to any change in location and the creation of a new location of (a) the principal place of business or chief executive office and (b) the offices where the Pledgor's books and records and related information concerning the Pledged Collateral are kept; PROVIDED, HOWEVER, that no such change may be effected before all filings required to be made and all other necessary action to preserve the perfection of the first priority security interest of the Trustee in the Collateral shall have been made or taken.

          The Pledgor will not change its name, identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading unless Pledgor shall have given the Trustee at least 30 days' prior written notice thereof and shall have properly amended all financing statements and properly filed all additional financing statements necessary to maintain the perfection of the security interest granted hereunder at all times and shall have provided the Trustee with an Officers' Certificate certifying that the above steps have been taken.

          Section 14. INDEMNIFICATION. The Trustee shall have such indemnity as is provided under Section 7.07 of the Indenture.

          Section 15.    REGISTRATION RIGHTS, ETC.

                    (a) If the Trustee determines that the registration of any of the securities included in the Pledged Collateral under, or other compliance with, the Securities Act or any similar federal or state law is desirable, upon or at any time after an Event of Default and acceleration of either issue of the Notes, the Pledgor will use its best efforts to cause such registration or compliance to be effectively made, at no expense to the Trustee or to the Holders, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Trustee. The Pledgor will reimburse the Trustee upon demand for any expenses incurred by the Trustee (including reasonable attorneys' fees and expenses) incurred in connection therewith, which obligation to pay such expenses shall be secured hereunder.

                    (b) If the Pledgor is unable to effect a public sale of any or all of the Pledged Collateral or if the Trustee determines that it is desirable to sell the Pledged Collateral in one or more private sales, the Trustee may limit such sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to distribution or resale. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

                    (c) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of all or any part of the Pledged Collateral valid and binding and in compliance with any and all applicable law, rules, regulations, orders or decrees, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Pledge Agreement will cause irreparable injury to the Trustee, as secured party, for which the Trustee would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 15 shall be specifically enforceable against the Pledgor and the Pledgor waives and agrees not to assert any defenses against an action for specific performance of such covenants.

          Section 16. PLEDGOR'S INDENTURE OBLIGATIONS ABSOLUTE. The liability of the Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by (a) any change in the time, place or manner of payment of all or any of the Indenture Obligations, or in any other term of the Indenture, the Notes, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Indenture, the Notes or any assignment or transfer thereof; (b) any lack of validity or enforceability, in whole or in part, of the Indenture or the Notes; (c) any furnishing of any additional security for the Indenture Obligations or any acceptance thereof or any release or non-perfection of any security interest in the Pledged Collateral; (d) any limitation on any party's liability or obligations under the Indenture or the Notes; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Pledgor, or any action taken with respect to this Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or amendment or waiver of or consent to departure from any agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of the Holder, pursuant to which a person other than the Pledgor has granted a security interest; or (g) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Pledgor.

          Section 17. WAIVER. To the extent permitted by applicable law, the Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indenture Obligations and this Pledge Agreement and any requirement that the Trustee protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against the Pledgor or any other person or entity; PROVIDED, HOWEVER, that the Trustee shall in any event take such care in the handling of any Pledged Securities in its possession as it takes with respect to Property of a similar nature in its possession.

          Section 18. TERMINATION. Upon payment and performance in full and satisfaction of all of the obligations of the Pledgor or its successors or assigns under the Indenture and all other amounts payable under this Pledge Agreement, this Pledge Agreement shall terminate and the Trustee shall assign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, and shall be at the expense of the Pledgor. At such time, this Pledge Agreement shall no longer constitute a Lien upon or grant any security interest in any of the Pledged Collateral, and the Trustee shall, at the Pledgor's expense deliver to the Pledgor written acknowledgment thereof and of cancellation of this Pledge Agreement in a form reasonably requested by the Pledgor; PROVIDED, HOWEVER, that this Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Pledgor or the Pledged Subsidiary all as though such payment had not been made.

          Section 19. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as provided in Section
11.02 of the Indenture.

          Any party hereto may by notice to the other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five calendar days after mailing, if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Pledgor may give notice to the Holders at the addresses set forth for them in the register kept by the Registrar under the Indenture or may request that the Trustee notify the Holders at such addresses at the expense of the Pledgor.

          Section 20. BINDING AGREEMENT; ASSIGNMENT. This Pledge Agreement shall be binding upon and inure to the benefit of the Trustee, the Pledgor and their respective successors and permitted assigns. Neither this Pledge Agreement nor any interest herein or in the Pledged Collateral, or any part thereof, may be assigned by the Pledgor without the prior written consent of the Trustee (which consent shall not be unreasonably withheld). This Pledge Agreement shall be deemed to be automatically assigned by the Trustee to any person who succeeds to such Trustee in accordance with Article 7 of the Indenture, and its assignee shall have all rights and powers of, and act as, such Trustee hereunder.

          Section 21. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

          Section 22. AMENDMENTS. This Pledge Agreement may not be amended or modified, except with the consent of the Pledgor and the Trustee in accordance with Article 9 of the Indenture as it exists on the date hereof.

          Section 23. SEVERABILITY. In the event that any provision contained in this Pledge Agreement shall for any reason beheld to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof, or of such provision under the laws of any other jurisdiction; PROVIDED, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Pledge Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

          Section 24. HEADINGS. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

          Section 25. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument. A complete set of counterparts shall be lodged with the Trustee.

          Section 26. EXPENSES. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Trustee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or presentation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          Section 27. NO RECOURSE AGAINST OTHERS. A direct or indirect partner, director, officer, employee or stockholder, as such, past, present or future of the Pledgor or any successor entity shall not have any personal liability in respect of the obligations of the Pledgor under this Agreement by reason of its status as such partner, stockholder, employee, officer or director, to the extent such liabilities may be waived under applicable law.

          IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and first written above.

                              METALLURG HOLDINGS, INC.



                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------



                              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee



                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------

                                      SCHEDULE A


                                  PLEDGED SECURITIES


                                                                      Percentage
                    Class of Stock/                    Number              of
Stock                  Equity           Certificate     of            Outstanding
Issuer                Interest             No.(s)      Shares             Equity

Metallurg, Inc.     Common Stock                                      100%


                                      SCHEDULE B


                                     PLEDGED DEBT


                                         None